EXHIBIT 23.1







                               CONSENT OF COUNSEL





     We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Form SB-1 Registration Statement for New Millenium Packaging Inc. under the caption "Legal Matters."




/s/Mintmire and Associates
Mintmire and Associates



Palm Beach , FL
February 12, 2002